Exhibit 10.2

RIVIAN AUTOMOTIVE, INC.

2021 INCENTIVE AWARD PLAN

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities.

ARTICLE II.

DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

2.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 4.2, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked.

2.2 “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3 “Award” means an Option award, Stock Appreciation Right award, Restricted Stock award, Restricted Stock Unit award, Performance Bonus Award, Performance Stock Unit award, Dividend Equivalents award or Other Stock or Cash Based Award granted to a Participant under the Plan.

2.4 “Award Agreement” means an agreement evidencing an Award, which may be written or electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, severance or similar agreement, including any Award Agreement, between the Participant and the Company or any Subsidiary; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, “Cause” means, with respect to a Participant, the occurrence of any of the following: (a) an act of dishonesty made by the Participant in connection with the Participant’s responsibilities as a Service Provider; (b) the Participant’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by the Participant that the Administrator reasonably determines has had or will have a material detrimental effect on the Company’s or any Subsidiary’s reputation or business; (c) the Participant’s gross misconduct; (d) the Participant’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of the Company, any Subsidiary or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s relationship with the Company or any Subsidiary; (e) the Participant’s willful breach of any material obligations under any written agreement, covenant, rule, procedure, policy or manual with or of the Company or any Subsidiary; or (f) the Participant’s continued substantial failure to perform the Participant’s duties as a Service Provider (other than as a result of the Participant’s physical or mental incapacity) after the Participant has received a written demand for performance (which may be delivered by electronic mail or other means) that sets forth the factual basis for the determination that the Participant has not substantially performed the Participant’s duties and has failed to cure such non-performance to the Administrator’s reasonable satisfaction within 10 days after receiving such notice. For purposes of this Section 2.6, no act or failure to act shall be considered willful unless it is done in bad faith and without reasonable intent that the act or failure to act was in the best interest of the Company or required by law. Any act, or failure to act, based upon authority or instructions given to the Participant pursuant to a direct instruction from the Company’s chief executive officer or based on the advice of counsel for the Company will be conclusively presumed to be done or omitted to be done by the Participant in good faith and in the best interest of the Company.

2.7 “Change in Control” means any of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the Company’s securities possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any Subsidiary; (ii) any acquisition by an employee benefit plan maintained by the Company or any Subsidiary, (iii) any acquisition which complies with Sections 2.7(c)(i), 2.7(c)(ii) and 2.7(c)(iii); or (iv) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(b) The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction;

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.7(c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; and

(iii) after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction; or

(d) The completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) of this Section 2.7 with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

2.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers of the Company, to the extent permitted by Applicable Law. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

2.10 “Common Stock” means the Class A common stock of the Company.

2.11 “Company” means Rivian Automotive, Inc., a Delaware corporation, or any successor.

2.12 “Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company or a Subsidiary; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

2.13 “Designated Beneficiary” means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate or legal heirs.

2.14 “Director” means a Board member.

2.15 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code.

2.16 “Dividend Equivalents” means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalent shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.

2.17 “Effective Date” has the meaning set forth in Section 11.3.

2.18 “Employee” means any employee of the Company or any of its Subsidiaries.

2.19 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.20 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

2.21 “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Common Stock is listed on any established stock exchange, the value of a Share will be the closing sales price for a Share as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a Share will be the closing sales price for a Share on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Administrator in its sole discretion. Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering but prior to the Public Trading Date, the Fair Market Value means the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

2.22 “Good Reason” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, severance or similar agreement, including any Award Agreement, between the Participant and the Company or any Subsidiary; provided, that in the absence of an offer letter, employment, severance or similar agreement containing such definition, Good Reason means the occurrence of one or more of the following without the Participant’s consent: (i) a material reduction in the Participant’s base compensation, unless such diminution applies to all similarly situated employees, or (ii) a relocation of the principal place at which the Participant must perform services by more than 50 miles, unless such relocation is set forth in an offer letter, employment agreement or similar agreement entered into between Participant and the Company prior to a Change in Control, or otherwise agreed by the Company (or any Subsidiary) and the Participant. In order to establish Good Reason, the Participant must provide the Administrator with notice of the event giving rise to Good Reason within 30 days of the occurrence of such event, the event shall remain uncured 30 days thereafter and the Participant must actually terminate services within 30 days following the end of such cure period.

2.23 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, as determined in accordance with Section 424(e) and (f) of the Code, respectively.

2.24 “Incentive Stock Option” means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Section 422 of the Code.

2.25 “Incumbent Directors” means, for any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.26 “Non-Employee Director” means a Director who is not an Employee.

2.27 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.28 “Option” means a right granted under Article VI to purchase a specified number of Shares at a specified price per Share during a specified time period. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.29 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

2.30 “Overall Share Limit” means the sum of (i) 10% of the fully diluted shares of all classes of the Company’s common stock outstanding immediately following the Public Trading Date less 25,000,000 plus (ii) any Shares that are available for issuance under the Prior Plan as of the Effective Date plus (iii) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan pursuant to Article V plus (iv) an increase commencing on January 1, 2022 and continuing annually on the anniversary thereof through (and including) January 1, 2031, equal to the lesser of (A) 5% of the aggregate number of shares of all classes of the Company’s common stock outstanding on the last day of the immediately preceding calendar year and (B) such smaller number of Shares as determined by the Board or the Committee.

2.31 “Participant” means a Service Provider who has been granted an Award.

2.32 “Performance Bonus Award” has the meaning set forth in Section 8.3.

2.33 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.1 and subject to Section 8.2, to receive cash or Shares, the payment of which is contingent upon achieving certain performance goals or other performance-based targets established by the Administrator.

2.34 “Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

2.35 “Plan” means this 2021 Incentive Award Plan.

2.36 “Prior Plan” means the Rivian Automotive, Inc. 2015 Long-Term Incentive Plan, as amended.

2.37 “Prior Plan Award” means an award outstanding under the Prior Plan as of immediately prior to the Effective Date.

2.38 “Public Trading Date” means the first date upon which Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.39 “Restricted Stock” means Shares awarded to a Participant under Article VII, subject to certain vesting conditions and other restrictions.

2.40 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be equal to the Fair Market Value as of such settlement date, subject to certain vesting conditions and other restrictions.

2.41 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any amendments thereto.

2.42 “Section 409A” means Section 409A of the Code and the regulations promulgated thereunder by the United States Treasury Department, as amended or as may be amended from time to time.

2.43 “Securities Act” means the U.S. Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

2.44 “Service Provider” means an Employee, Consultant or Director.

2.45 “Shares” means shares of Common Stock.

2.46 “Stock Appreciation Right” or “SAR” means a right granted under Article VI to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.

2.47 “Subsidiary” means any entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.48 “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.49 “Tax-Related Items” means any and all U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to Participant’s participation in the Plan and legally applicable or deemed applicable to Participant and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.

2.50 “Termination of Service” means:

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for Cause and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off), even though the Participant may subsequently continue to perform services for that entity.

ARTICLE III.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein. No Service Provider shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.

ARTICLE IV.

ADMINISTRATION AND DELEGATION

4.1 Administration.

(a) The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan or any Award and make all other determinations that it deems necessary or appropriate to administer the Plan and any Awards. The Administrator (and each member thereof) is entitled to, in good faith, rely or act upon any report or other information furnished to the Administrator or member thereof by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Administrator’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.

(b) Without limiting the foregoing, the Administrator has the exclusive power, authority and sole discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Awards to be granted and the number of Shares to which an Award will relate; (iv) subject to the limitations in the Plan, determine the terms and conditions of any Award and related Award Agreement, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations, waivers or amendments thereof; (v) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, or other property, or an Award may be canceled, forfeited, or surrendered; and (vi) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

4.2 Delegation of Authority. To the extent permitted by Applicable Law, the Board or any Committee may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company or any of its Subsidiaries or Directors to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable organizational documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.2 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority. Further, regardless of any delegation, the Board or a Committee may, in its discretion, exercise any and all rights and duties as the Administrator under the Plan delegated thereby, except with respect to Awards that are required to be determined in the sole discretion of the Board or Committee under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

ARTICLE V.

STOCK AVAILABLE FOR AWARDS

5.1 Number of Shares. Subject to adjustment under Article IX and the terms of this Article V, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Effective Date, the Company will cease granting awards under the Prior Plan; however, Prior Plan Awards will remain subject to the terms of the Prior Plan. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

5.2 Share Recycling.

(a) If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged or settled for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the

Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available as Common Stock for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.

(b) In addition, the following shall be available as Shares for future grants of Awards: (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under the Prior Plan; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or any Prior Plan Award; and (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof. Notwithstanding the provisions of this Section 5.2(b), no Shares may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an incentive stock option under Section 422 of the Code.

5.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 730,000,000 Shares (as adjusted to reflect any Equity Restructuring) may be issued pursuant to the exercise of Incentive Stock Options.

5.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Substitute Awards in respect of any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided under Section 5.2 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not count against the Overall Share Limit (and Shares subject to such Awards may again become available for Awards under the Plan as provided under Section 5.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

5.5 Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,000,000.

ARTICLE VI.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1 General. The Administrator may grant Options or Stock Appreciation Rights to one or more Service Providers, subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying (x) the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by (y) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose, and payable in cash, Shares valued at Fair Market Value on the date of exercise or a combination of the two as the Administrator may determine or provide in the Award Agreement.

6.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 6.6, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.3 Duration of Options. Subject to Section 6.6, each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years; provided, further, that, unless otherwise determined by the Administrator or specified in the Award Agreement, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. In addition, in no event shall an Option or Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938 be exercisable earlier than six months after its date of grant. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, commits an act of Cause (as determined by the Administrator), or violates any non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in any such act or violation.

6.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves (which may be written, electronic or telephonic and may contain representations and warranties deemed advisable by the Administrator), signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner specified in Section 6.5 and (b) satisfaction in full of any withholding obligation for Tax-Related Items in a manner specified in Section 10.5. The Administrator may, in its discretion, limit exercise with respect to fractional Shares and require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.

6.5 Payment Upon Exercise. The Administrator shall determine the methods by which payment of the exercise price of an Option shall be made, including, without limitation:

(a) Cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;

(b) If there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company funds sufficient to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the exercise price by cash, wire transfer of immediately available funds or check; provided that such amount is paid to the Company at such time as may be required by the Company;

(c) To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value on the date of delivery;

(d) To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) To the extent permitted by the Administrator, delivery of a promissory note or any other lawful consideration; or

(f) To the extent permitted by the Administrator, any combination of the above payment forms.

6.6 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options (and Award Agreements related thereto) will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within the later of (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.

ARTICLE VII.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

7.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of the underlying Shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement, to Service Providers, which, for the avoidance of doubt, to the extent determined necessary or appropriate by the Administrator and set forth in an Award Agreement, may permit Restricted Stock Units to vest following a Termination of Service. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock and Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock and Restricted Stock Units to the extent required by Applicable Law. The Award Agreement for each Award of Restricted Stock and Restricted Stock Units shall set forth the terms and conditions not inconsistent with the Plan as the Administrator shall determine.

7.2 Restricted Stock.

(a) Stockholder Rights. Unless otherwise determined by the Administrator, each Participant holding Shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which such Participant becomes the record holder of such Shares; provided, however, that with respect to a share of Restricted Stock subject to restrictions or vesting conditions, except in connection with a spin-off or other similar event as otherwise permitted under Section 9.2, dividends which are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

(c) Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

7.3 Restricted Stock Units. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with

Applicable Law. A Participant holding Restricted Stock Units will have only the rights of a general unsecured creditor of the Company (solely to the extent of any rights then applicable to Participant with respect to such Restricted Stock Units) until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement.

ARTICLE VIII.

OTHER TYPES OF AWARDS

8.1 General. The Administrator may grant Performance Stock Unit awards, Performance Bonus Awards, Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine.

8.2 Performance Stock Unit Awards. Each Performance Stock Unit award shall be denominated in a number of Shares or in unit equivalents of Shares or units of value (including a dollar value of Shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or Subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Performance Bonus Awards. Each right to receive a bonus granted under this Section 8.3 shall be denominated in the form of cash (but may be payable in cash, stock or a combination thereof) (a “Performance Bonus Award”) and shall be payable upon the attainment of performance goals that are established by the Administrator and relate to one or more of performance or other specific criteria, including service to the Company or Subsidiaries, in each case on a specified date or dates or over any period or periods determined by the Administrator.

8.4 Dividend Equivalents. If the Administrator provides, an Award (other than an Option or Stock Appreciation Right) may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award subject to vesting shall either (i) to the extent permitted by Applicable Law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related Award. All such Dividend Equivalents shall be paid at such time as the Administrator shall specify in the applicable Award Agreement or as determined by the Administrator in the event not specified in such Award Agreement.

8.5 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive cash or Shares to be delivered in the future and annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled, subject to compliance with Section 409A. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. Except in connection with a spin-off or other similar event as otherwise permitted under Article IX, dividends that are paid prior to vesting of any Other Stock or Cash Based Award shall only be paid to the applicable Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.

ARTICLE IX.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

9.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article IX, the Administrator will equitably adjust the terms of the Plan and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (i) adjusting the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares that may be issued); (ii) adjusting the terms and conditions of (including the grant or exercise price), and the performance goals or other criteria included in, outstanding Awards; and (iii) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

9.2 Corporate Transactions. In the event of any extraordinary dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Law or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Law or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable, in each case as of the date of such cancellation; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of Shares which may be issued) or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

9.3 Change in Control.

(a) Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless the Administrator elects to (i) terminate an Award in exchange for cash, rights or property, or (ii) cause an Award to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a Change in Control, pursuant to Section 9.2, (A) such Award (other than any portion subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (B) the portion of such Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, in the absence of applicable terms and conditions, the Administrator’s discretion.

(b) In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than any portion subject to performance-based vesting, which shall be handled as specified in the individual Award Agreement or as otherwise provided by the Administrator), the Administrator shall cause such Award to become fully vested and, if applicable, exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on such Award to lapse and, to the extent unexercised upon the consummation of such transaction, to terminate in exchange for cash, rights or other property. The Administrator shall notify the Participant of any Award that becomes exercisable pursuant to the preceding sentence that such Award shall be fully exercisable for a period of time as determined by the Administrator from the date of such notice (which shall be 15 days if no period is determined by the Administrator), contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the consummation of the Change in Control in accordance with the preceding sentence.

(c) For the purposes of this Section 9.3, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

9.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock (including any Equity Restructuring or any securities offering or other similar transaction) or for reasons of administrative convenience or to facilitate compliance with any Applicable Law, the Administrator may refuse to permit the exercise or settlement of one or more Awards for such period of time as the Company may determine to be reasonably appropriate under the circumstances.

9.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant price or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation, spinoff, dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.

ARTICLE X.

PROVISIONS APPLICABLE TO AWARDS

10.1 Transferability.

(a) No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed. During the life of a Participant, Awards will be exercisable only by the Participant. After the death of a Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-Applicable Law of descent and distribution. References to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Administrator.

(b) Notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law. In addition, and further notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section 10.1(a), if permitted by the Administrator, a Participant may, in the manner determined by the Administrator, designate a Designated Beneficiary. A Designated Beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s Designated Beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.

10.2 Documentation. Each Award will be evidenced in an Award Agreement in such form as the Administrator determines in its discretion. Each Award may contain such terms and conditions as are determined by the Administrator in its sole discretion, to the extent not inconsistent with those set forth in the Plan.

10.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

10.4 Changes in Participant’s Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable. Except to the extent otherwise required by Applicable Law or expressly authorized by the Company, service credit shall be given for vesting periods for any period the Participant is on a leave of absence in accordance with the Company’s written policy on leaves of absence (or in the absence of such policy that is applicable with respect to such determination, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence).

10.5 Withholding. Each Participant must pay the Company or a Subsidiary or other Participant’s employing company, as applicable, or make provision satisfactory to the Administrator for payment of, any Tax-Related Items to be withheld in connection with such Participant’s Awards and/or Shares. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (ii) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from an Award; (v) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is to be satisfied, selling Shares issued pursuant to an Award, either voluntarily by the Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; (vii) any other method of withholding determined by the Company and, to the extent required by Applicable Law or the Plan, approved by the Administrator; and/or (viii) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction(s) for all Tax-Related Items. If any tax withholding obligation will be satisfied under clause (v) of the preceding paragraph, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (v).

10.6 Amendment of Award; Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article IX or pursuant to Section 11.6. In addition, the Administrator shall, without the approval of the stockholders of the Company, have the authority to (a) amend any outstanding Option or Stock Appreciation Right to reduce its exercise price per Share or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award.

10.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including, without limitation, any applicable securities laws and stock exchange or stock market rules and regulations, (iii) any approvals from governmental agencies that the Company determines are necessary or advisable have been obtained, and (iv) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy Applicable Law. The inability or impracticability of the Company to obtain or maintain authority to issue or sell any securities from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.

10.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

ARTICLE XI.

MISCELLANEOUS

11.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to commence or continue employment or any other relationship with the Company or a Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or other written agreement between the Participant and the Company or any Subsidiary.

11.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Law requires, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

11.3 Effective Date. The Plan, as set forth herein, was approved by the Board on October 26, 2021. The Plan will become effective on the date prior to the Public Trading Date (the “Effective Date”), provided that it is approved by the Company’s stockholders prior to such date and occurring within 12 months following the date the Board approved the Plan. If the Plan is not approved by the Company’s stockholders within the foregoing time frame, the Plan will not become effective. No Incentive Stock Option may be granted pursuant to the Plan after the tenth anniversary of the earlier of (i) the date the Plan was approved by the Board or (ii) the date the Plan was approved by the Company’s stockholders.

11.4 Amendment of Plan. The Board may amend, suspend or terminate the Plan at any time and from time to time; provided that (a) no amendment requiring stockholder approval to comply with Applicable Law shall be effective unless approved by the stockholders, and (b) no amendment, other than an increase to the Overall Share Limit or pursuant to Article IX or Section 11.6, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as each in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Law.

11.5 Provisions for Non-U.S. Participants. The Administrator may modify Awards granted to Participants who are nationals of a country other than the United States or employed or residing outside the United States, establish subplans or procedures under the Plan or take any other necessary or appropriate action to address Applicable Law, including (a) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (b) listing and other requirements of any non-U.S. securities exchange, and (c) any necessary local governmental or regulatory exemptions or approvals.

11.6 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a Participant’s Termination of Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Participant’s Termination of Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to such employee’s “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(d) Separate Payments. If an Award includes a “series of installment payments” within the meaning of Section 1.409A-2(b)(2)(iii) of Section 409A, the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment and, if an Award includes “dividend equivalents” within the meaning of Section 1.409A-3(e) of Section 409A, the Participant’s right to receive the dividend equivalents will be treated separately from the right to other amounts under the Award.

(e) Change in Control. Any payment due upon a Change in Control of the Company will be paid only if such Change in Control constitutes a “change in ownership” or “change in effective control” within the meaning of Section 409A, and in the event that such Change in Control does not constitute a “change in the ownership” or “change in the effective control” within the meaning of Section 409A, such Award for which payment is due upon a Change in Control of the Company will vest upon the Change in Control and any payment will be delayed until the first compliant date under Section 409A.

11.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a Director, officer or other Employee will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in such person’s capacity as an Administrator, Director, officer or other Employee. The Company will indemnify and hold harmless each Director, officer or other Employee that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith; provided that the Director, officer or other Employee gives the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf.

11.8 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

11.9 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary), the Plan will govern, unless such Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.

11.10 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction. By accepting an Award, each Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting an Award, each Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or Award hereunder in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting an Award, each Participant irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or any Award hereunder.

11.11 Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.

11.12 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

11.13 Conformity to Applicable Law. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law.

11.14 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.

11.15 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

11.16 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.17 Prohibition on Executive Officer and Director Loans. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.18 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 10.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company and its Directors, officers and other Employees harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

* * * * *

RIVIAN AUTOMOTIVE, INC.

2021 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Rivian Automotive, Inc., a Delaware corporation, (the “Company”), pursuant to its 2021 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of Common Stock (the “Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Global Stock Option Agreement attached hereto as Exhibit A including any additional provisions for Participant’s country of residence, if any, set forth in the Appendix for Participant’s Country (the “Country Provisions,” collectively, the “Stock Option Agreement”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice, the Country Provisions and the Stock Option Agreement.

Participant:	[____________]

Grant Date:	[____________]

Vesting Commencement Date:	[____________]

Exercise Price per Share:	$[___________]

Total Number of Shares Subject to the Option:	[____________]

Expiration Date:	[____________]

Subject to the limitations set forth in this Grant Notice, the Plan and the Stock Option Agreement, the Options will vest in accordance with the following schedule:

Vesting Schedule:

Type of Option:       ☐ Incentive Stock Option      ☐ Nonqualified Stock Option

If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in the Stock Option Grant Notice (as defined above) are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Award and Award Agreement. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the Option (as defined below) in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the Options through such electronic capitalization table system, including any acceptance through a prior electronic capitalization system.

By Participant’s acceptance of the Option through the online acceptance procedure established by the Company, or by Participant’s signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Plan, the Stock Option Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Stock Option Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the

Administrator upon any questions arising under the Plan, the Stock Option Agreement or this Grant Notice.

RIVIAN AUTOMOTIVE, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

GLOBAL STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Global Stock Option Agreement, including any additional non-U.S. and country-specific terms and conditions set forth in any appendices attached hereto (this “Agreement”) is attached, Rivian Automotive, Inc., a Delaware corporation (the “Company”), has granted to Participant an Option under the Company’s 2021 Incentive Award Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice.

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice and the Country Provisions, the terms of the Country Provisions shall control.

ARTICLE II.

GRANT OF OPTION

2.1 Grant of Option. Effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, this Agreement, and the Country Provisions (if applicable), subject to adjustments as provided in Article IX of the Plan. Unless designated as a Nonqualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2 Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Participant is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to this Section 3.1 and Sections 3.2, 3.3, 5.11 and 5.17 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) No portion of the Option which has not become vested and exercisable at the date of Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.

(c) Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control the Option shall be treated pursuant to Sections 9.2 and 9.3 of the Plan.

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The Expiration Date set forth in the Grant Notice, which shall in no event be more than ten years from the Grant Date;

(b) If this Option is designated as an Incentive Stock Option and Participant, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five years from the Grant Date;

(c) The expiration of three months from the date of Participant’s Termination of Service, unless such termination occurs by reason of Participant’s death or Disability or Cause;

(d) The expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or

(e) Participant’s Termination of Service for Cause.

3.4 Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, except as may otherwise be provided by the Administrator, upon Participant’s Termination of Service for any or no reason (and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed), all Options which have not vested and become exercisable prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the Option which has not become vested as of the date on which Participant incurs a Termination of Service shall thereafter become vested, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.

For purposes of the Option, Participant’s Termination of Service will be considered to occur on the date Participant is no longer actively providing services to the Company or any Subsidiary, and unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed). The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Option grant (including whether Participant may still be considered to be providing services while on a leave of absence).

3.5 Special Tax Consequences. Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by Participant in any calendar year exceeds $100,000, the Option and such other options shall be Nonqualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Nonqualified Stock Option.

3.6 Taxes.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting, exercise or settlement of the Option, the subsequent sale or disposal of Shares and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant of the Option or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to withhold any and all Tax-Related Items by one or a combination of the following: (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to Participant; (ii) accepting a payment from Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from settlement of the Option; (v) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is to be satisfied, selling

Shares issued pursuant to the Option, either voluntarily by Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; and/or (vii) any other method of withholding determined by the Company and to the extent required by Applicable Law or the Plan, approved by the Administrator.

(c) Withholding Rates. The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may be able to receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

(d) Company’s Obligation to Deliver Shares. The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the grant, vesting or exercise of the Option or the issuance of Shares.

ARTICLE IV.

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. Except as provided in Section 5.3 hereof, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

4.2 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a) An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by Participant or other person then entitled to exercise the Option or such portion of the Option;

(b) The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable Tax-Related Items, which shall be made by deduction from other compensation payable to Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;

(c) Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other Applicable Law; and

(d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) Cash or check;

(b) With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

(c) Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

4.5 Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.7 of the Plan and the following conditions:

(a) The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

(b) The completion of any registration or other qualification of such Shares under any U.S. or non-U.S. state or federal law or under rulings or regulations of the U.S. Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any U.S. or non-U.S. state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such Shares, including payment of any applicable Tax Related Items, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

4.6 Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of exercise, Participant shall, if required by the Company, concurrently with such exercise, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

4.7 Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1 Nature of Grant. By accepting the Option, Participant acknowledges, understands, and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company;

(d) Participant is voluntarily participating in the Plan;

(e) this Option and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f) this Option and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(g) the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty;

(h) if the underlying Shares do not increase in value, this Option will have no value;

(i) if Participant exercises this Option and acquires Shares, the value of such Shares may increase or decrease, even below the exercise price;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any);

(k) unless otherwise agreed with the Company, this Option and the Shares subject to this Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or other affiliate of the Company;

(l) unless otherwise provided in the Plan or by the Company in its discretion, this Option and the benefits evidenced by this Agreement do not create any entitlement to have this Option or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m) neither the Company, the Service Recipient nor any other Subsidiary or other affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of this Option or of any amounts due to Participant pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.

5.2 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

5.3 Whole Shares. The Option may only be exercised for whole Shares.

5.4 Transferability. The Option shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

5.5 Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the Option granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding Participant’s participation in the Plan or the Agreement or any receipt of the Option or sale of Shares acquired upon settlement of the Option. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the Option and the issuance of Shares with respect thereto and that Participant is not relying on the Company for any tax advice.

5.6 Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.7 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

5.8 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 5.7, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise Participant’s Option pursuant to Section 4.1 hereof by written notice under this Section 5.7. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or comparable non-U.S. postal service.

5.9 Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future Option that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by theCompany or a third party designated by the Company.

5.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.11 Governing Law and Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. By entering into this Agreement, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to this Agreement and the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By entering into this Agreement, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Agreement in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By entering into this Agreement, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Agreement.

5.12 Conformity to Applicable Law. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all Applicable Law, including, without limitation, the Securities Act and the Exchange Act and regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder, and U.S. state and non-U.S. securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

5.13 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant, unless such action is necessary to ensure or facilitate compliance with Applicable Law, as determined by the Administrator.

5.14 Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.4 hereof, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

5.15 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Shares or (b) within one year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

5.16 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.17 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall (i) be interpreted as forming or amending an employment or service contract, (ii) confer upon Participant any right to commence or continue to serve as an Employee or other Service Provider or (iii) interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.

5.18 Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the Option shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary who is the employer of Participant) or a Company plan pursuant to which Participant participates, in each case, in accordance with the terms therein.

5.19 Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

5.20 Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.21 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

5.22 Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, such provision shall be severed from this Agreement and the remainder of the Agreement shall continue in full force and effect.

5.23 Country Specific Provisions. The Option shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of the Option, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

5.24 Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, the Option and the Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

5.25 Language. By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him/her to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicably to his/her country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

5.26 Foreign Asset/Account, Exchange Control and Tax Reporting and Other Requirements. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the Option grant, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that Participant should consult Participant’s personal tax and legal advisors, as applicable on these matters.

5.27 Insider Trading/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant’s country of residence, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such time as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant should keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is responsible for ensuring compliance with any applicable restrictions and should consult with Participant’s personal legal advisor on this matter.

5.28 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the Option or sale of Shares acquired upon settlement of the Option. Participant should consult Participant’s own personal tax, legal and financial advisors regarding his/her participation in the Plan and the Agreement before taking any action related to the Option or the Shares.

*             *             *             *             *

APPENDIX

TO

GLOBAL STOCK OPTION AGREEMENT

Country Provisions for Options for Participants

This Appendix includes additional terms and conditions that govern the Award granted pursuant to the terms and conditions of the Rivian Automotive, Inc. 2021 Incentive Award Plan, as amended from time to time (the “Plan”) and the Global Stock Option Agreement to which this Appendix is attached (the “Agreement”) to the extent Participant resides and/or works in one of the countries listed below. To the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

If Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or if Participant transfers to another country after being granted the Option, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

Notifications

This Appendix also includes information relating to securities laws and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities and other laws in effect in the respective countries as of October 2021. Such laws are often complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time Option vests and becomes exercisable and are settled or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation. Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or if Participant is considered as such for local law purposes), or if Participant transfers to another country after being granted the Option, the information contained herein may not be applicable to Participant.

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ALL NON-U.S. JURISDICTIONS

Data Privacy.

If Participant would like to participate in the Plan, Participant will need to review the information provided below and, where applicable, declare Participant’s consent according to paragraph (g) below.

If Participant is based in the European Union (“EU”), the European Economic Area (“EEA”) or the United Kingdom (“UK”) (collectively, the “EEA+”), the Company, located at 14600 Myford Road, Irvine, California 92618, U.S.A, is the controllers responsible for the processing of Participant’s personal data in connection with the Agreement and the Plan. The Company’s representatives for Data Privacy is Rivian Netherlands, B.V.

(a) Data Collection and Processing. The Company collects, uses and otherwise processes personal data about Participant (the “Personal Data”) for purposes of allocating Shares and implementing, administering and managing the Plan. The Personal Data processed by the Company includes, without limitation, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or other Subsidiaries or affiliates, details of all awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor. The Company’s legal basis for the processing of Personal Data is Participant’s consent, as further described below.

(b) Stock Plan Administration Service Providers. Participant understands that the Company transfers Personal Data, or parts thereof, to E*TRADE, an independent service provider based in the United States that may assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share Participant’s Personal Data with such different service providers that serves the Company in a similar manner. The Company’s service providers will open an account for Participant to receive and trade shares acquired under the Plan and Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Participant’s ability to participate in the Plan.

(c) International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as E*TRADE, are based in the United States. As Participant is located outside the United States, Participant’s country may have enacted data privacy laws that are different from the laws of the United States. The Company’s legal basis for the transfer of Participant’s Personal Data is Participant’s consent.

(d) Data Retention. The Company will process Participant’s Personal Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, Participant understands and acknowledges that the Company’s legal basis for the processing of Participant’s Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Participant’s Personal Data for any of the above purposes, Participant understands the Company will remove it from its systems.

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(e) Data Subject Rights. The data subject rights regarding the processing of personal data vary depending on the applicable law and, depending on where Participant is based and subject to the conditions set out in the applicable law, Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of Participant’s Personal Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Participant’s Personal Data that Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or Participant’s employment and is carried out by automated means. In case of concerns, Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Participant’s rights Participant should contact Participant’s local human resources representative.

(f) Necessary Disclosure of Personal Data. Participant understands that providing the Company with Personal Data is necessary for the performance of the Agreement and Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.

(g) Data Privacy Consent. By accepting this “Data Privacy” provision, Participant hereby unambiguously consents to the collection, use and transfer of Personal Data, by and among, as applicable, the Company, Participant’s employer and any Subsidiary or affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that any participation in the Plan and Participant’s consent are purely voluntary. Participant may deny or later withdraw Participant’s consent at any time, with future effect and for any or no reason. If Participant denies or later withdraws Participant’s consent, the Company can no longer offer participation in the Plan or grant equity awards to Participant or administer or maintain such awards, and Participant will no longer be eligible to participate in the Plan. Participant further understands that denial or withdrawal of Participant’s consent would not affect Participant’s status or salary as an employee or Participant’s career and that Participant would merely forfeit the opportunities associated with the Plan.

CANADA

Terms and Conditions

Termination of Service. The following provision replaces Section 3.4 of the Agreement:

(a) Notwithstanding any contrary provision of this Agreement or the Plan, upon Participant’s Termination of Service for any or no reason (and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), all Options which have not vested and become exercisable prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the Option which has not become vested as of the date on which Participant incurs a Termination of Service shall thereafter become vested.

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(b) For purposes of the Option, Participant’s Termination of Service will be considered to occur as of the earliest of: (i) the date that Participant’s employment or service relationship with the Company or any Subsidiary is terminated; (ii) the date that Participant receives notice of termination of Participant’s employment or service relationship with the Company or any Subsidiary, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where Participant is employed or providing services (including, without limitation, statutory law, regulatory law, and/or common law) or the terms of Participant’s employment agreement, if any; and (iii) the date that Participant is no longer actively providing services to the Company or any Subsidiary. Participant will not earn or be entitled to any pro-rated vesting or exercisability for that portion of time before the date on which Participant’s right to vest or exercise terminates, nor will Participant be entitled to any compensation for lost vesting or exercisability. In the event that the date Participant is no longer actively providing services cannot be reasonably determined under the terms of this Agreement and the Plan, the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Option grant (including whether Participant may still be considered to be providing services while on a leave of absence).

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting or exercisability during a statutory notice period, Participant’s right to vest or exercise in the Option under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting or exercisability if any applicable vesting or exercise date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting or exercisability.

Taxes and Method of Payment. The following provision supplements Sections 3.6 and 4.4 of the Agreement:

Notwithstanding any provision of the Agreement or the Plan to the contrary, Participant is prohibited from surrendering Shares that Participant already owns or would acquire upon exercise to pay the exercise price or any Tax-Related Items in connection with the exercise of the Option. The Company reserves the right to permit this method of payment depending upon the development of local law.

Nature of Grant: The following provision replaces Section 5.1(f) of the Agreement:

Except as explicitly and minimally required under local employment standards or pension-related legislation, the Option and the Shares subject to the Option, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;

Nature of Grant: The following provision replaces Section 5.1(j) of the Agreement:

Except as explicitly and minimally required under local legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from Participant’s Termination of Service;

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Non-Qualified Securities. All or a portion of the Shares subject to the Option may be “non-qualified securities” within the meaning of the Income Tax Act (Canada). The Company shall provide Participant with additional information and/or appropriate notification regarding the characterization of the Option for Canadian income tax purposes as may be required by the Income Tax Act (Canada) and the regulations thereunder.

The following provisions apply if Participant resides in Quebec:

Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Pour Recevoir Des Informations en Anglais. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

Data Privacy. The following provision supplements the Data Privacy provision of this Appendix:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration of the Plan. Participant further authorizes the Company and the Employer to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in Participant’s employee file.

Notifications

Securities Law Information. Shares acquired under the Plan may result in Canadian securities laws issues if such shares are sold through a broker other than the Company’s designated broker or if the sale does not take place through the facilities of a stock exchange outside Canada on which the Shares are listed (i.e., the Nasdaq Global Select Market).

Foreign Asset/Account Reporting Information. Participant is required to report any foreign specified property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign specified property exceeds C$100,000 at any time in the year. Foreign specified property includes Shares acquired under the Plan, and may include the Option. The Option must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The form must be filed by April 30 of the following year. Participant should consult with Participant’s personal legal advisor to ensure compliance with applicable reporting obligations.

DENMARK

Terms and Conditions

Danish Stock Option Act. Participant acknowledges that Participant has received an Employer Statement in Danish (attached at the end of this section) which includes a description of the Option according to the terms of the Danish Stock Option Act (as amended January 1, 2019), to the extent the Danish Stock Option Act applies to the Option.

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Notifications

Foreign Asset / Account Reporting Information. If Participant establishes an account holding Shares or cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant receives cross-border payments in excess of €12,500 in connection with the sale of securities (including Shares acquired under the Plan) or the receipt of dividends paid on such Shares, Participant must report by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.

IRELAND

There are no country-specific provisions.

NETHERLANDS

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The Option offered by the Company is considered a private offering in Switzerland; therefore, such offer is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Option (i) constitutes a prospectus as such term is understood pursuant to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an Employee, Director or Contractor or the Company or its Subsidiaries or affiliates, and (iii) has been or will be filed with, approved, or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 3.6 of the Agreement:

Without limitation to Section 3.6 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

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Notwithstanding the foregoing, if Participant is an executive officer or director (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In this case, any income tax not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant understands that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit by any of the means referred to in the Plan or Section 3.6 of the Agreement.

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RIVIAN AUTOMOTIVE, INC.

2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Rivian Automotive, Inc., a Delaware corporation, (the “Company”), pursuant to its 2021 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Global Restricted Stock Unit Award Agreement attached hereto as Exhibit A, including any additional provisions for Participant’s country of residence, if any, set forth in the Appendix for Participant’s Country (the “Country Provisions,” and collectively, the “Agreement”), one share of Common Stock (“Share”). This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement, the Country Provisions (if applicable) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”), the Country Provisions and the Agreement.

Participant:	[__________________________]

Grant Date:	[__________________________]

Total Number of RSUs:	[_____________]

Vesting Commencement Date:	[_____________]

Vesting Schedule:

Subject to the limitations set forth in this Grant Notice, the Plan and the Agreement, the RSUs shall vest in accordance with the vesting schedule set forth in the table below, subject to Participant not experiencing a Termination of Service prior to the applicable vesting date unless otherwise required by Applicable Law; provided, that, notwithstanding the foregoing, in the event any such vesting date occurs prior to the six-month anniversary of the Public Trading Date, the RSUs scheduled to vest on such date shall instead vest on the six-month anniversary of the Public Trading Date.

Termination of Service:	Except as otherwise provided by the Administrator or required by Applicable Law, if Participant experiences a Termination of Service, all RSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by Participant without payment of any consideration therefor.

If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the RSUs through such electronic capitalization table system.

By Participant’s acceptance of the RSUs through the online acceptance procedure established by the Company or by signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice. In addition, by accepting the RSUs through the online acceptance procedure established by the Company or by signing below, Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.1(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to Participant upon vesting of the RSUs, (ii) instructing a broker on Participant’s behalf to sell shares of Common Stock otherwise issuable to Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 3.1(b) of the Agreement or the Plan.

RIVIAN AUTOMOTIVE, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Global Restricted Stock Unit Award Agreement, including any additional non-U.S. and country-specific terms and conditions set forth in any appendices attached hereto (this “Agreement”) is attached, Rivian Automotive, Inc., a Delaware corporation (the “Company”), has granted to Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2021 Incentive Award Plan, as may be amended from time to time (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (a “Share”) upon vesting.

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice and the Country Provisions, the terms of the Country Provisions shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNITS

2.1 Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan, this Agreement and the Country Provisions (if applicable), effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to Participant an award of RSUs under the Plan, subject to adjustments as provided in Article IX of the Plan.

2.2 Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article II hereof, Participant will have no right to receive Common Stock or other property under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3 Vesting Schedule. Subject to Section 2.4 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share). Notwithstanding the foregoing and the Grant Notice, but subject to Section 2.4 hereof, in the event of a change in Control, the RSUs shall be treated pursuant to Sections 9.2 and 9.3 of the Plan.

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2.4 Forfeiture, Termination and Cancellation upon Termination of Service.

(a) Notwithstanding any contrary provision of this Agreement or the Plan, except as otherwise provided by the Administrator, upon Participant’s Termination of Service for any or no reason (and whether or not later found to be invalid or in breach of employment laws in the jurisidiction where Participant is employed), all RSUs which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs which has not become vested as of the date on which Participant incurs a Termination of Service shall thereafter become vested, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company (or any Subsidiary that is the employer of Participant) and Participant.

(b) For purposes of the RSUs, Participant’s Termination of Service will be considered to occur on the date Participant is no longer actively providing services to the Company or any Subsidiary, and unless otherwise expressly provided in this Agreement or determined by the Administrator, Participant’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed). The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s RSU grant (including whether Participant may still be considered to be providing services while on a leave of absence).

2.5 Issuance of Common Stock upon Vesting. As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than 30 days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to Participant (or any transferee permitted under Section 3.2 hereof) either, as determined by the Company, in its sole discretion, (i) a number of Shares or (ii) a cash payment in the amount equal to the Fair Market Value, as of the date of vesting, of a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares are not issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

2.6 Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.

2.7 Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

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ARTICLE III.

OTHER PROVISIONS

3.1 Taxes.

(a) Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount (if any) actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale or disposal of Shares and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant of the RSUs or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to withhold any and all Tax-Related Items by one or a combination of the following: (i) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to Participant; (ii) accepting a payment from Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (iii) accepting the delivery of Shares, including Shares delivered by attestation; (iv) retaining Shares from settlement of the RSUs; (v) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is to be satisfied, selling Shares issued pursuant to the RSUs, either voluntarily by Participant or mandatorily by the Company; (vi) accepting delivery of a promissory note or any other lawful consideration; and/or (vii) any other method of withholding determined by the Company and to the extent required by Applicable Law or the Plan, approved by the Administrator.

(c) Withholding Rates. The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in Participant’s jurisdiction(s). In the event of over-withholding, Participant may be able to receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

(d) Company’s Obligation to Deliver Shares. The Company shall not be obligated to deliver any Shares to Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.

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3.2 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.3 Transferability. The RSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan.

3.4 Tax Consultation. Participant understands that Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the RSUs or sale of Shares acquired upon settlement of the RSUs. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that Participant is not relying on the Company for any tax advice.

3.5 Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.6 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

3.7 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or comparable non-U.S. postal service.

3.8 Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs awarded under the Plan or future RSUs that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

3.9 Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

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3.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.11 Governing Law and Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. By entering into this Agreement, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to this Agreement and the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By entering into this Agreement, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or this Agreement in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By entering into this Agreement, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Agreement.

3.12 Conformity to Applicable Law. Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.13 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant, unless such action is necessary to ensure or facilitate compliance with Applicable Law, as determined by the Administrator.

3.14 Successors and Assigns. The Company may assign any of its rights and delegate any of its obligations under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, successors and assigns.

3.15 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

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3.16 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall (i) be interpreted as forming or amending an employment or service contract, (ii) confer upon Participant any right to commence or continue to serve as an Employee or Service Provider or shall interfere with or (iii) restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise by Applicable Law or in a written agreement between the Company or a Subsidiary (as applicable) and Participant.

3.17 Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, provided that the RSUs shall be subject to any accelerated vesting provisions in any written agreement between Participant and the Company (or any Subsidiary who is the employer of Participant) or a Company plan pursuant to which Participant is eligible to participate, in each case, in accordance with the terms therein.

3.18 Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

3.19 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.20 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.21 Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, such provision shall be severed from this Agreement and the remainder of the Agreement shall continue in full force and effect.

3.22 Country-Specific Provisions. The RSUs shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of the RSUs, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

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3.23 Impositions of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, the RSUs and the Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

3.24 Language. By participating in the Plan, Participant acknowledges that Participant is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow him or her to understand the terms and conditions of the Plan and the Agreement applicable to Participant’s country of residence. If Participant has received the Agreement and the Plan applicably to Participant’s country of residence or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

3.25 Nature of Grant. In accepting the RSUs, Participant acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) The grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Administrator;

(d) Participant is voluntarily participating in the Plan;

(e) the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments;

(f) the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h) the value of the Shares acquired upon vesting of the RSUs may increase or decrease in value;

(i) unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary of the Company;

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(j) unless otherwise provided in the Plan or by the Administrator in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares;

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination of Service (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is providing services or the terms of Participant’s employment or service agreement, if any); and

(l) neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

3.26 Foreign Asset/Account, Exchange Control and Tax Reporting and Other Requirements. Depending on Participant’s country, Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. Participant may be required to report such assets, accounts, account balances and values, and/or related transactions to the applicable authorities in Participant’s country. Participant may also be required to repatriate sale proceeds or other funds received as a result of Participant’s participation in the Plan to Participant’s country through a designated bank or broker and/or within a certain time after receipt. Participant acknowledges that Participant is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting and other requirements. Participant further understands that Participant should consult Participant’s personal tax and legal advisors, as applicable on these matters.

3.27 Insider Trading/Market Abuse Laws. Participant acknowledges that Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant’s country of residence, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such time as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before Participant possessed inside information. Further, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Participant should keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. Participant is responsible for ensuring compliance with any applicable restrictions and should consult with Participant’s personal legal advisor on this matter.

3.28 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the RSUs or sale of Shares acquired upon settlement of the RSUs. Participant should consult his/her own personal tax, legal and financial advisors regarding his/her participation in the Plan and the Agreement before taking any action related to the RSUs or the Shares.

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APPENDIX

TO

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Country Provisions for RSUs for Participants

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award granted pursuant to the terms and conditions of the Rivian Automotive, Inc. 2021 Incentive Award Plan, as amended from time to time (the “Plan”) and the Global Restricted Stock Unit Award Agreement to which this Appendix is attached (the “Agreement”) to the extent Participant resides and/or works in one of the countries listed below. To the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

If Participant is a citizen or resident of a country (or if Participant is considered as such for local law purposes) other than the one in which Participant is currently residing and/or working, or if Participant transfers to another country after being granted the RSUs, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

Notifications

This Appendix also includes information relating to securities laws and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities and other laws in effect in the respective countries as of October 2021. Such laws are often complex and change frequently. As a result, Participant should not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time RSUs vest and are settled or Shares acquired under the Plan are sold.

In addition, the information is general in nature and may not apply to the particular situation of Participant, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation. Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or if Participant is considered as such for local law purposes), or if Participant transfers to another country after being granted the RSUs, the information contained herein may not be applicable to Participant.

ALL NON-U.S. JURISDICTIONS

Data Privacy.

If Participant would like to participate in the Plan, Participant will need to review the information provided below and, where applicable, declare Participant’s consent according to paragraph (g) below.

If Participant is based in the European Union (“EU”), the European Economic Area (“EEA”) or the United Kingdom (“UK”) (collectively, the “EEA+”), the Company, located at 14600 Myford Road, Irvine, California 92618, U.S.A, is the controllers responsible for the processing of Participant’s personal data in connection with the Agreement and the Plan. The Company’s representatives for Data Privacy is Rivian Netherlands, B.V.

(a) Data Collection and Processing. The Company collects, uses and otherwise processes personal data about Participant (the “Personal Data”) for purposes of allocating Shares and implementing, administering and managing the Plan. The Personal Data processed by the Company includes, without limitation, Participant’s name, home address and telephone number, email address, date of birth, social insurance number, passport number or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company or other Subsidiaries or affiliates, details of all awards or any other entitlement to shares of stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor. The Company’s legal basis for the processing of Personal Data is Participant’s consent, as further described below.

(b) Stock Plan Administration Service Providers. Participant understands that the Company transfers Personal Data, or parts thereof, to E*TRADE, an independent service provider based in the United States that may assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select different service providers and share Participant’s Personal Data with such different service providers that serves the Company in a similar manner. The Company’s service providers will open an account for Participant to receive and trade shares acquired under the Plan and Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition of Participant’s ability to participate in the Plan.

(c) International Data Transfers. The Company and, as of the date hereof, any third parties assisting in the implementation, administration and management of the Plan, such as E*TRADE are based in the United States. As Participant is located outside the United States, Participant’s country may have enacted data privacy laws that are different from the laws of the United States. The Company’s legal basis for the transfer of Participant’s Personal Data is Participant’s consent.

(d) Data Retention. The Company will process Participant’s Personal Data only as long as is necessary to implement, administer and manage Participant’s participation in the Plan, or to comply with legal or regulatory obligations, including under tax and securities laws. In the latter case, Participant understands and acknowledges that the Company’s legal basis for the processing of Participant’s Personal Data would be compliance with the relevant laws or regulations. When the Company no longer needs Participant’s Personal Data for any of the above purposes, Participant understands the Company will remove it from its systems.

(e) Data Subject Rights. The data subject rights regarding the processing of personal data vary depending on the applicable law and, depending on where Participant is based and subject to the conditions set out in the applicable law, Participant may have, without limitation, the rights to (i) inquire whether and what kind of Personal Data the Company holds about Participant and how it is processed, and to access or request copies of such Personal Data, (ii) request the correction or supplementation of Personal Data about Participant that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Personal Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of Participant’s Personal Data in certain situations where Participant feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Personal Data for legitimate interests, and to (vi) request portability of Participant’s Personal Data that Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Personal Data is based on consent or Participant’s employment and is carried out by automated means. In case of concerns, Participant may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, Participant’s rights Participant should contact Participant’s local human resources representative.

(f) Necessary Disclosure of Personal Data. Participant understands that providing the Company with Personal Data is necessary for the performance of the Agreement and Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan.

(g) Data Privacy Consent. By accepting this “Data Privacy” provision, Participant hereby unambiguously consents to the collection, use and transfer of Personal Data, by and among, as applicable, the Company, Participant’s employer and any Subsidiary or affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that any participation in the Plan and Participant’s consent are purely voluntary. Participant may deny or later withdraw Participant’s consent at any time, with future effect and for any or no reason. If Participant denies or later withdraws Participant’s consent, the Company can no longer offer participation in the Plan or grant equity awards to Participant or administer or maintain such awards, and Participant will no longer be eligible to participate in the Plan. Participant further understands that denial or withdrawal of Participant’s consent would not affect Participant’s status or salary as an employee or Participant’s career and that Participant would merely forfeit the opportunities associated with the Plan.

CANADA

Terms and Conditions

Forfeiture, Termination and Cancellation upon Termination of Service. The following provision replaces Section 2.4 of the Agreement:

(a) Notwithstanding any contrary provision of this Agreement or the Plan, upon Participant’s Termination of Service for any or no reason (and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), all RSUs that have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the RSUs that have not become vested as of the date on which Participant incurs a Termination of Service shall thereafter become vested.

(b) For purposes of the RSUs, Participant’s Termination of Service will be considered to occur as of the earliest of: (i) the date that Participant’s employment or service relationship with the Company or any Subsidiary is terminated; (ii) the date that Participant receives notice of termination of Participant’s employment or service relationship with the Company or any Subsidiary, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law in the jurisdiction where Participant is employed or providing services (including, without limitation, statutory law, regulatory law, and/or common law) or the terms of Participant’s employment agreement, if any; and (iii) the date that Participant is no longer actively providing services to the Company or any Subsidiary. Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, nor will Participant be entitled to any compensation for lost vesting. In the event that the date Participant is no longer actively providing services cannot be reasonably determined under the terms of this Agreement and the Plan, the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s RSU grant (including whether Participant may still be considered to be providing services while on a leave of absence).

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vest in the RSUs under the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rated vesting if any applicable vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

Issuance of Common Stock Upon Vesting. This provision replaces Section 2.5 of the Agreement:

As soon as administratively practicable following the vesting of any RSUs pursuant to Section 2.3 hereof, but in no event later than 30 days after such vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to Participant (or any transferee permitted under Section 3.3 hereof) either, as determined by the Company, in its sole discretion, a number of Shares equal to the Fair Market Value, as of the date of vesting, of a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares are not issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

The discretion set forth in Section 7.3 of the Plan to settle Restricted Stock Units in cash shall not apply to participants in Canada.

Nature of Grant: The following provision replaces Section 3.25(e) of the Agreement:

Except as explicitly and minimally required under local employment standards or pension-related legislation, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;

Nature of Grant: The following provision replaces Section 3.25(k) of the Agreement:

Except as explicitly and minimally required under local legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination of Service;

The following provisions apply if Participant resides in Quebec:

Consent to Receive Information in English. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Pour Recevoir Des Informations en Anglais. Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement, à la présente convention.

Data Privacy. The following provision supplements the Data Privacy provision of this Appendix:

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration of the Plan. Participant further authorizes the Company and the Employer to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in Participant’s employee file.

Notifications

Securities Law Information. Shares acquired under the Plan may result in Canadian securities laws issues if such shares are sold through a broker other than the Company’s designated broker or if the sale does not take place through the facilities of a stock exchange outside Canada on which the Shares are listed (i.e., the Nasdaq Global Select Market).

Foreign Asset/Account Reporting Information. Participant is required to report any foreign specified property on form T1135 (Foreign Income Verification Statement) if the total value of the foreign specified property exceeds C$100,000 at any time in the year. Foreign specified property includes Shares acquired under the Plan, and may include the RSUs. The RSUs must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other Shares, this ACB may have to be averaged with the ACB of the other Shares. The form must be filed by April 30 of the following year. Participant should consult with Participant’s personal legal advisor to ensure compliance with applicable reporting obligations.

DENMARK

Terms and Conditions

Danish Stock Option Act. Participant acknowledges that Participant has received an Employer Statement in Danish (attached at the end of this section) which includes a description of the RSUs according to the terms of the Danish Stock Option Act (as amended January 1, 2019), to the extent the Danish Stock Option Act applies to the RSUs.

Notifications

Foreign Asset / Account Reporting Information. If Participant establishes an account holding Shares or cash outside Denmark, Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If Participant receives cross-border payments in excess of €12,500 in connection with the sale of securities (including Shares acquired under the Plan) or the receipt of dividends paid on such Shares, Participant must report by the fifth day of the month following the month in which the payment was received. The report must be filed electronically. The form of report can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.

IRELAND

There are no country-specific provisions.

NETHERLANDS

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The RSUs offered by the Company are considered a private offering in Switzerland; therefore, such offer is not subject to registration in Switzerland. Neither this document nor any other materials relating to the RSUs (i) constitutes a prospectus as such term is understood pursuant to articles 35 et. seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an Employee, Director or Contractor or the Company or its Subsidiaries or affiliates, and (iii) has been or will be filed with, approved, or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 3.1 of the Agreement:

Without limitation to Section 3.1 of the Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Participant also agrees to indemnify and keep indemnified the Company or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

Notwithstanding the foregoing, if Participant is an executive officer or director (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In this case, any income tax not collected from or paid by Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to Participant on which additional income tax and national insurance contributions may be payable. Participant understands that Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee national insurance contributions due on this additional benefit by any of the means referred to in the Plan or Section 3.1 of the Agreement.